   As filed with the Securities and Exchange Commission on September 30, 1997
                                                      Registration No. 333-22869


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          TENNESSEE                                           62-1201561
 (State or Other Jurisdiction                              (I.R.S. Employer
       of Incorporation                                 Identification Number)
       or Organization)

               1365 WEST BRIERBROOK ROAD, MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              --------------------

                                GORDON L. BATEMAN
                          CHIEF ADMINISTRATIVE OFFICER
                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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



                         POST-EFFECTIVE AMENDMENT NO. 1
              TO REGISTRATION STATEMENT ON FORM S-3 (NO. 333-22869)
                          SCB COMPUTER TECHNOLOGY, INC.

                      REPORT OF RESULTS AND DEREGISTRATION


         This Registration Statement on Form S-3 (No. 333-22869) (the "Registration Statement") registered 112,000 shares of Common Stock, par value $.01 per share (the "Shares"), of SCB Computer Technology, Inc. (the "Company") for resale by certain shareholders (the "Selling Shareholders").

         The Company's Board of Directors declared a three-for-two stock split payable on September 3, 1997 to shareholders of record on August 20, 1997 (the "Record Date"). A total of 28,000 shares were sold by the Selling Shareholders in brokerage transactions at prevailing market prices prior to the Record Date pursuant to the Registration Statement and a total of 42,000 shares were sold by the Selling Shareholders after the Record Date pursuant to the Registration Statement. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking (3) contained in Part II of the Registration Statement, the Company amends the Registration Statement to deregister any resale of the balance of the Shares under the Registration Statement that were not sold prior to the date hereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee, on September 29, 1997.


                                      SCB COMPUTER TECHNOLOGY, INC.


                                      By: /s/ Ben C. Bryant, Jr.
                                          -------------------------------------
                                          Ben C. Bryant, Jr.
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement amendment has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                             TITLE                                DATE
             ---------                             -----                                ----
                  *                    Chairman of the Board of                   September 29, 1997
----------------------------------     Directors
T. Scott Cobb

/s/ Ben C. Bryant, Jr.                 President, Chief Executive                 September 29, 1997
----------------------------------     Officer (Principal Executive
Ben C. Bryant, Jr.                     Officer) and Vice Chairman of
                                       the Board of Directors

                  *                    Executive Vice President -                 September 29, 1997
----------------------------------     Development and Director
Steve N. White

                  *                    Chief Financial Officer (Principal         September 29, 1997
----------------------------------     Financial and Accounting
Gordon L. Bateman                      Officer)

                  *                    Director                                   September 29, 1997
----------------------------------
James E. Harwood
                  *                    Director                                   September 29, 1997
----------------------------------
Joseph W. McLeary

* By:  /s/ Ben C. Bryant, Jr.
       ---------------------------
         Attorney-in-fact